Exhibit 99.1
AMERICAN GREETINGS ANNOUNCES IMPROVED SECOND QUARTER RESULTS
CLEVELAND (September 20, 2007) — American Greetings Corporation (NYSE: AM) today announced its second quarter results for the fiscal quarter ended August 24, 2007.
Second Quarter Results
For the second quarter of fiscal 2008, the Company reported total revenue of $377.4 million, pre-tax income from continuing operations of $12.9 million, and income from continuing operations of $8.7 million or 16 cents per share (all per-share amounts assume dilution). For the second quarter of fiscal 2007, the Company reported total revenue of $371.5 million, a pre-tax loss from continuing operations of $13.9 million, and a loss from continuing operations of $12.6 million or 22 cents per share.
Management Comments and Outlook
Chief Executive Officer Zev Weiss said, “I am pleased with the improvement in our financial performance this quarter as the team has been working hard on several initiatives. Specifically, our everyday and seasonal card performance improved nicely. The combination of the improved performance in our card business as well as careful management of our costs caused our results to be well above the prior period.”
Weiss affirmed the Corporation’s previously announced estimate of earnings per share from continuing operations for fiscal 2008 to be between $1.35 to $1.55 per share. “While I am happy with our first half results, we have a lot of initiatives planned in the second half of the year. The team is working hard with our retail partners to accomplish our mutual goals. Given the strong start to the year, but also recognizing that the seasonality of our business causes the majority of our earnings to typically be earned during the second fiscal half, we remain comfortable with our earnings guidance for the full year,” added Weiss.
Financing Activities
Under the Company’s $100 million share repurchase program, during the second quarter, the Company purchased approximately 300,000 shares of its common stock for about $7 million. The Company has reduced its diluted share count by about one-third over the past 28 months.
The Company’s Board of Directors authorized a cash dividend of 10 cents per share to be paid on October 15, 2007 to shareholders of record at the close of business on October 5, 2007.
Conference Call on the Web
American Greetings will broadcast its conference call live on the Internet at 9:00 a.m. Eastern time today. The conference call will be accessible through the Investor Relations section of the American Greetings Web site at http://investors.americangreetings.com. A replay of the call will be available on the site.
About American Greetings Corporation
American Greetings Corporation (NYSE: AM) is one of the world’s largest manufacturers of social expression products. Along with greeting cards, its product lines include gift wrap, party goods, stationery, calendars, ornaments and electronic greetings. Located in Cleveland, Ohio, American Greetings generates annual revenue of approximately $1.7 billion. For more information on the Company, visit http://corporate.americangreetings.com.

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CONTACT:
Gregory M. Steinberg
Treasurer and Director of Investor Relations
American Greetings Corporation
216-252-4864
investor.relations@amgreetings.com
Certain statements in this release, including those under “Management Comments and Outlook” may constitute forward-looking statements within the meaning of the Federal securities laws. These statements can be identified by the fact that they do not relate strictly to historic or current facts. They use such words as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. These forward-looking statements are based on currently available information, but are subject to a variety of uncertainties, unknown risks and other factors concerning the Company’s operations and business environment, which are difficult to predict and may be beyond the control of the Company. Important factors that could cause actual results to differ materially from those suggested by these forward-looking statements, and that could adversely affect the Company’s future financial performance, include, but are not limited to, the following:
•	retail consolidations, acquisitions and bankruptcies, including the possibility of resulting adverse changes to retail contract terms;

•	the Company’s ability to successfully implement its strategy to invest in its core greeting card business;

•	the timing and impact of investments in new retail or product strategies as well as new product introductions and achieving the desired benefits from those investments;

•	the timing and impact of converting customers to a scan-based trading model;

•	the ability to execute share repurchase programs or the ability to achieve the desired accretive effect from such repurchases;

•	the Company’s ability to successfully complete, or achieve the desired benefits associated with, dispositions;

•	a weak retail environment;

•	consumer acceptance of products as priced and marketed;

•	the impact of technology on core product sales;

•	competitive terms of sale offered to customers;

•	successful implementation of supply chain improvements and achievement of projected cost savings from those improvements;

•	increases in the cost of material, energy, freight, and other production costs;

•	the Company’s ability to comply with its debt covenants;

•	fluctuations in the value of currencies in major areas where the Company operates, including the U.S. Dollar, Euro, U.K. Pound Sterling, and Canadian Dollar;

•	escalation in the cost of providing employee health care;

•	successful integration of acquisitions; and

•	the outcome of any legal claims known or unknown.

Risks pertaining specifically to AG Interactive include the viability of online advertising, subscriptions as revenue generators and the public’s acceptance of online greetings and other social expression products.
In addition, this release contains time-sensitive information that reflects management’s best analysis as of the date of this release. American Greetings does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements can be found in the Company’s periodic filings with the Securities and Exchange Commission, including the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2007.

AMERICAN GREETINGS CORPORATION
SECOND QUARTER CONSOLIDATED STATEMENT OF OPERATIONS
FISCAL YEAR ENDING FEBRUARY 29, 2008
(In thousands of dollars except share and per share amounts)

	(Unaudited)
	Three Months Ended		Six Months Ended
	August 24, 2007	August 25, 2006	August 24, 2007	August 25, 2006

Net sales	$365,821	$357,483	$783,834	$761,653
Other revenue	11,606	14,044	13,558	15,485

Total revenue	377,427	371,527	797,392	777,138

Material, labor and other production costs	163,052	172,808	324,180	348,045
Selling, distribution and marketing expenses	144,584	151,475	285,275	294,055
Administrative and general expenses	55,938	56,881	117,810	118,229
Other operating income — net	(320)	(93)	(680)	(422)

Operating income (loss)	14,173	(9,544)	70,807	17,231

Interest expense	4,839	7,609	9,596	20,073
Interest income	(2,227)	(2,628)	(3,719)	(5,458)
Other non-operating income — net	(1,352)	(642)	(2,896)	(2,902)

Income (loss) from continuing operations before income tax expense (benefit)	12,913	(13,883)	67,826	5,518
Income tax expense (benefit)	4,187	(1,326)	28,478	1,525

Income (loss) from continuing operations	8,726	(12,557)	39,348	3,993

(Loss) income from discontinued operations, net of tax	(351)	2,059	(923)	901

Net income (loss)	$8,375	$(10,498)	$38,425	$4,894

Earnings (loss) per share — basic:
Income (loss) from continuing operations	$0.16	$(0.22)	$0.71	$0.06
(Loss) income from discontinued operations	(0.01)	0.04	(0.02)	0.02

Net income (loss)	$0.15	$(0.18)	$0.69	$0.08

Earnings (loss) per share — assuming dilution:
Income (loss) from continuing operations	$0.16	$(0.22)	$0.71	$0.06
(Loss) income from discontinued operations	(0.01)	0.04	(0.02)	0.02

Net income (loss)	$0.15	$(0.18)	$0.69	$0.08

Average number of common shares outstanding	55,766,802	58,133,066	55,514,759	58,135,148

Average number of common shares outstanding — assuming dilution	56,180,165	58,133,066	55,902,189	59,990,069

Dividends declared per share	$0.10	$0.08	$0.20	$0.16

AMERICAN GREETINGS CORPORATION
SECOND QUARTER CONSOLIDATED STATEMENT OF FINANCIAL POSITION
FISCAL YEAR ENDING FEBRUARY 29, 2008
(In thousands of dollars)

	(Unaudited)
	August 24, 2007	August 25, 2006

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$192,450	$89,113
Trade accounts receivable, net	71,195	87,926
Inventories	248,176	273,788
Deferred and refundable income taxes	66,399	170,472
Assets of businesses held for sale	2,434	12,648
Prepaid expenses and other	215,369	194,291

Total current assets	796,023	828,238

GOODWILL	226,920	214,969
OTHER ASSETS	402,931	549,931
DEFERRED AND REFUNDABLE INCOME TAXES	98,968	—

Property, plant and equipment — at cost	950,273	967,253
Less accumulated depreciation	672,602	665,936

PROPERTY, PLANT AND EQUIPMENT — NET	277,671	301,317

	$1,802,513	$1,894,455

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Debt due within one year	$22,690	$20,000
Accounts payable	126,341	127,619
Accrued liabilities	70,880	76,071
Accrued compensation and benefits	50,397	48,932
Income taxes	1,457	8,364
Liabilities of businesses held for sale	1,283	639
Other current liabilities	97,765	100,517

Total current liabilities	370,813	382,142

LONG-TERM DEBT	200,988	224,078
OTHER LIABILITIES	147,496	101,744
DEFERRED INCOME TAXES AND NONCURRENT INCOME TAXES PAYABLE	29,930	25,775

SHAREHOLDERS’ EQUITY
Common shares — Class A	51,497	56,858
Common shares — Class B	4,291	4,226
Capital in excess of par value	439,985	412,919
Treasury stock	(720,027)	(569,143)
Accumulated other comprehensive income	10,690	29,726
Retained earnings	1,266,850	1,226,130

Total shareholders’ equity	1,053,286	1,160,716

	$1,802,513	$1,894,455

AMERICAN GREETINGS CORPORATION
SECOND QUARTER CONSOLIDATED STATEMENT OF CASH FLOWS
FISCAL YEAR ENDING FEBRUARY 29, 2008
(In thousands of dollars)

	(Unaudited)
	Six Months Ended
	August 24, 2007	August 25, 2006

OPERATING ACTIVITIES:
Net income	$38,425	$4,894
Loss (income) from discontinued operations	923	(901)

Income from continuing operations	39,348	3,993
Adjustments to reconcile to net cash provided by operating activities:
Net gain on disposal of fixed assets	(41)	(24)
Loss on extinguishment of debt	—	4,972
Depreciation and amortization	23,919	24,823
Deferred income taxes	14,335	15,532
Other non-cash charges	3,861	7,016
Changes in operating assets and liabilities, net of acquisitions and dispositions:
Decrease in trade accounts receivable	33,385	55,353
Increase in inventories	(61,980)	(57,101)
Increase in other current assets	(2,750)	(24,196)
Decrease in deferred costs — net	28,451	26,787
Decrease in accounts payable and other liabilities	(23,400)	(33,170)
Other — net	2,952	4,152

Cash Provided by Operating Activities	58,080	28,137

INVESTING ACTIVITIES:
Proceeds from sale of short-term investments	480,630	1,026,280
Purchases of short-term investments	(480,630)	(817,540)
Property, plant and equipment additions	(13,577)	(18,708)
Cash payments for business acquisitions, net of cash acquired	(6,056)	(11,154)
Cash receipts related to discontinued operations	3,419	9,559
Proceeds from sale of fixed assets	1,105	461

Cash (Used) Provided by Investing Activities	(15,109)	188,898

FINANCING ACTIVITIES:
Increase in long-term debt	—	200,000
Reduction of long-term debt	—	(440,505)
Increase in short-term debt	—	20,000
Sale of stock under benefit plans	24,250	2,804
Purchase of treasury shares	(11,883)	(108,674)
Dividends to shareholders	(11,115)	(9,164)
Debt issuance costs	—	(8,136)

Cash Provided (Used) by Financing Activities	1,252	(343,675)

DISCONTINUED OPERATIONS:
Cash used by operating activities from discontinued operations	(789)	(2,296)
Cash provided by investing activities from discontinued operations	—	1,656

Cash Used by Discontinued Operations	(789)	(640)

EFFECT OF EXCHANGE RATE CHANGES ON CASH	4,303	2,780

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	47,737	(124,500)

Cash and Cash Equivalents at Beginning of Year	144,713	213,613

Cash and Cash Equivalents at End of Period	$192,450	$89,113

AMERICAN GREETINGS CORPORATION
SECOND QUARTER CONSOLIDATED SEGMENT DISCLOSURES
FISCAL YEAR ENDING FEBRUARY 29, 2008
(In thousands of dollars)

		(Unaudited)
	Three Months Ended		Six Months Ended
	August 24, 2007	August 25, 2006	August 24, 2007	August 25, 2006
Total Revenue:
North American Social Expression Products	$255,881	$244,220	$552,975	$537,183
Intersegment items	(13,942)	(15,310)	(22,109)	(32,858)
Exchange rate adjustment	1,341	170	1,346	107

Net	243,280	229,080	532,212	504,432

International Social Expression Products	59,390	62,385	119,044	126,493
Exchange rate adjustment	5,257	(59)	9,352	(2,321)

Net	64,647	62,326	128,396	124,172

Retail Operations	37,382	39,453	76,306	82,954
Exchange rate adjustment	1,069	183	1,073	121

Net	38,451	39,636	77,379	83,075

AG Interactive	17,158	20,447	37,052	40,488
Exchange rate adjustment	(2)	40	1	45

Net	17,156	20,487	37,053	40,533

Non-reportable segments	13,885	19,936	22,268	24,831

Unallocated	8	62	84	95

	$377,427	$371,527	$797,392	$777,138

Segment Earnings (Loss):
North American Social Expression Products	$40,799	$15,417	$127,739	$83,578
Intersegment items	(10,467)	(10,919)	(16,722)	(23,829)
Exchange rate adjustment	798	82	803	49

Net	31,130	4,580	111,820	59,798

International Social Expression Products	1,393	559	1,433	1,056
Exchange rate adjustment	200	18	347	64

Net	1,593	577	1,780	1,120

Retail Operations	(6,484)	(9,071)	(9,265)	(16,372)
Exchange rate adjustment	(3)	(5)	(3)	(3)

Net	(6,487)	(9,076)	(9,268)	(16,375)

AG Interactive	3,177	1,208	6,473	3,249
Exchange rate adjustment	(8)	2	(17)	1

Net	3,169	1,210	6,456	3,250

Non-reportable segments	2,035	6,735	2,962	4,640

Unallocated	(18,456)	(17,856)	(45,849)	(46,762)
Exchange rate adjustment	(71)	(53)	(75)	(153)

Net	(18,527)	(17,909)	(45,924)	(46,915)

	$12,913	$(13,883)	$67,826	$5,518